EXHIBIT 99.1 - PRESS RELEASE	FOR IMMEDIATE RELEASE
First South Bancorp, Inc.	For more information contact:
April 20, 2017	Bruce Elder (CEO)	(252) 940-4936
	Scott McLean (CFO)	(252) 940-5016
Website: www.firstsouthnc.com

First South Bancorp, Inc. Reports Increased March 31, 2017 Quarterly Operating Results,

Total Assets in Excess of $1.0 Billion

Washington, North Carolina - First South Bancorp, Inc. (NASDAQ: FSBK) (the “Company”), the parent holding company of First South Bank (the “Bank”), reports its unaudited financial results for the quarter ended March 31, 2017.

The Company continues to achieve strong earnings and margin expansion through robust loan and deposit growth. The Company generated net income for the first quarter of 2017 of $1.9 million, which represented a $411,000 or 28.2% increase when compared to the $1.5 million of net income generated in the first quarter of 2016. As a result, the Company’s diluted earnings per common share (EPS) for the first quarter of 2017 increased 33.3% to $0.20 per share, from $0.15 per share for the first quarter of 2016. The net interest margin for the quarter ended March 31, 2017 was 3.74%, an eight basis point increase above the 3.66% posted for the first quarter of 2016. Over the past twelve months, loans and leases held for investment (HFI) and total deposits have grown $88.1 million and $101.2 million, respectively, bringing total assets to in excess of $1.0 billion.

Chief Executive Officer Bruce Elder said, “We are pleased to announce another quarter of solid financial results. We have again demonstrated our ability to grow the balance sheet in a profitable fashion while driving efficiencies by continuing to analyze how we deliver You First banking to our customer base. Our growth of loans and deposits over the last twelve months has generated increases in net interest income and core, non-interest income. Coupled with controlled non-interest expenses, our growth has translated into improved earnings, higher margins and dividend levels, greater efficiency and improved returns on average assets and equity from the prior year first quarter.”

HIGHLIGHTS

•	Strong quarterly earnings performance with net income of $1.9 million, diluted EPS of $0.20 per share, return on average assets (ROA) of 0.75%, return on average equity (ROE) of 8.52% and return on average tangible common equity* (ROTCE) of 9.32%.
•	Pre-tax, pre-provision operating earnings* for the quarter of $3.0 million are 48% higher than the $2.0 million reported for the prior year first quarter.
•	Total assets grew to $1.04 billion at March 31, 2017, the Company’s first quarter-end reporting period to surpass the billion dollar threshold.
•	Loans and leases HFI grew $88.1 million or 13.8% during the past twelve months to $727.1 million.
•	Deposits grew $101.2 million or 12.4% during the past twelve months to $919.9 million.
•	Total non-interest bearing deposits grew 24.6% to $204.6 million on a year-over-year basis.
•	Net interest margin expanded to 3.74% for the quarter, compared to 3.66% for the first quarter of 2016.
•	Asset quality metrics continue to improve.
•	Continued to maintain a strong capital position.
•	The consolidation of two branches into nearby locations should improve future efficiency.
•	Increased quarterly dividend payment rate to $0.035 per share, a 16.7% increase.

The Company’s loan and deposit growth continues to support revenue increases, allowing for net interest margin expansion despite the prevailing low interest rate environment. As a result, our net interest income (NII) grew to $8.7 million for the first quarter of 2017 from $7.8 million for the comparative first quarter of 2016.

Total non-interest income was $3.3 million, or 27.6% of total revenue (net interest income plus noninterest income) in the first quarter of 2017, compared to $3.6 million, or 31.5% of total revenue in the comparative 2016 first quarter. Non-interest income for the first quarter of 2016 included a $284,000 gain on the sale of securities as well as the receipt of a $230,000 non-recurring fee. The sale of other real estate owned (OREO) during the first quarter of 2017 resulted in $82,000 of net gains, compared to a $12,000 net loss posted during the first quarter of 2016.

The Company’s efficiency ratio for the first quarter of 2017 improved to 74.92%, from 80.74% in the first quarter of 2016. Non-interest expenses in the first quarter of 2017 declined to $9.0 million, from $9.1 million in the first quarter of 2016.

Income tax expense was $778,000 for the 2017 first quarter, compared to $574,000 for the 2016 first quarter. The effective income tax rates were 29.36% and 28.20% for these reporting periods, respectively.

BALANCE SHEET GROWTH

Loans and leases HFI totaled $727.1 million at March 31, 2017, increasing $26.5 million, over the $700.6 million held at December 31, 2016 and increasing $88.1 million from March 31, 2016. Loans held for sale declined to $2.5 million at March 31, 2017, from the $5.1 million held at the end of fiscal year 2016. Investment securities and interest-bearing deposits with other banks increased by $27.7 million to $244.1 million at March 31, 2017, from $216.4 million at year-end 2016, resulting primarily from strong deposit growth during the quarter.

Deposits totaled $919.9 million at March 31, 2017, increasing $49.3 million, or 5.7%, from $870.6 million at December 31, 2016, and increasing $101.2 million, or 12.4% from March 31, 2016. Non-maturity deposits (personal and business checking, money market, and savings accounts) grew by $37.2 million, or 6.1%, to $651.3 million at March 31, 2017, from $614.1 million at December 31, 2016. Certificates of deposit (CDs) increased to $268.6 million at March 31, 2017, from $256.6 million at December 31, 2016. CDs represented 29.2% and 29.5% of total deposits at March 31, 2017, and December 31, 2016, respectively.

Stockholders' equity increased by $2.1 million to $89.3 million at March 31, 2017, from $87.2 million at December 31, 2016. This increase reflects the $1.9 million of net income earned for the 2017 first quarter and a $535,000 increase in accumulated other comprehensive income resulting from the mark-to-market adjustment of the available-for-sale securities portfolio, and is net of $332,000 dividends declared.

The tangible equity to assets ratio* was 8.03% at March 31, 2017, compared to 8.21% at December 31, 2016. The tangible book value per common share* increased to $8.79 at March 31, 2017, from $8.57 at December 31, 2016.

ASSET QUALITY

Solid asset quality metrics in the first quarter of 2017 continue to reflect the Company’s disciplined credit culture. Non-performing assets (NPAs) declined to $5.9 million at March 31, 2017, or 0.57% of total assets, from $6.3 million, or 0.63% of total assets, at December 31, 2016. NPAs at March 31, 2017 included $3.1 million of OREO, which declined by $115,000, from $3.2 million at December 31, 2016. Nonaccrual loans and leases were $2.8 million at March 31, 2017, or 0.38% of loans and leases HFI, compared to $3.1 million, or 0.44%, at December 31, 2016.

The provision for credit losses in the 2017 first quarter was $265,000 versus $225,000 for the 2016 first quarter. The allowance for loan losses represented 1.23% of loans and leases HFI at March 31, 2017, compared to 1.24% at December 31, 2016.

REGULATORY CAPITAL STRENGTH

As of March 31, 2017, reported regulatory capital ratios at the Bank were 12.79% for total risk-based capital, 11.59% for tier 1 risk-based capital and common equity tier 1 risk-based capital and 8.89% for tier 1 leverage, compared to 13.01% for total risk-based capital, 11.80% for tier 1 risk-based capital and common equity tier 1 risk-based capital and 8.89% for tier 1 leverage at December 31, 2016.

CORPORATE AND INVESTOR INFORMATION

The Bank has been serving the citizens of eastern and central North Carolina since 1902 and offers a variety of financial products and services to business and individual customers. The Bank operates through its main office headquartered in Washington, North Carolina, and has 28 full-service branch offices located throughout eastern and central North Carolina. The Bank also provides a full menu of leasing services through its wholly-owned subsidiary, First South Leasing, LLC. In addition, under its First South Wealth Management division, the Bank makes securities brokerage services available through an affiliation with an independent broker/dealer.

Additional investor information for the Company and the Bank may be accessed on our website at www.firstsouthnc.com.

The Company’s common stock symbol as traded on the NASDAQ Global Select Market is “FSBK”.

FORWARD-LOOKING STATEMENTS

Statements contained in this release, which are not historical facts, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors which include the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates, the effects of competition, and including without limitation other factors that could cause actual results to differ materially as discussed in documents filed by the Company with the Securities and Exchange Commission from time to time. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

*NON-GAAP FINANCIAL MEASURES

Important disclosures about and reconciliations of non-GAAP measures to the corresponding GAAP measures, are provided below and attached to this press release.

This press release and the accompanying Supplemental Financial Data contain financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP) in the United States. Management uses these "non-GAAP" measures in their analysis of the Company's performance. Management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of non-GAAP disclosures are provided within the accompanying tables to this press release.

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(NASDAQ: FSBK)

First South Bancorp, Inc. and Subsidiary

Consolidated Statements of Financial Condition

	March 31,	December 31,	March 31,
	2017	2016	2016
Assets	(Unaudited)		(Unaudited)
Cash and due from banks	$21,650,045	$22,854,712	$17,729,075
Interest-bearing deposits with banks	49,062,514	23,320,968	18,385,994
Investment securities available for sale, at fair value	194,538,513	192,606,119	213,011,148
Investment securities held to maturity	509,912	509,617	508,746
Mortgage loans held for sale	2,506,883	5,098,518	2,489,873

Loans and leases held for investment	727,142,668	700,642,291	639,044,574
Allowance for loan and lease losses	(8,940,879)	(8,673,172)	(8,135,054)
Net loans and leases held for investment	718,201,789	691,969,119	630,909,520

Premises and equipment, net	11,572,036	11,291,596	12,143,734
Assets held for sale	192,720	192,720	1,083,320
Other real estate owned	3,114,760	3,229,423	5,956,092
Federal Home Loan Bank stock, at cost	1,528,900	1,573,700	1,828,700
Accrued interest receivable	2,973,712	3,525,684	2,845,975
Goodwill	4,218,576	4,218,576	4,218,576
Mortgage servicing rights	2,140,105	2,148,905	1,247,005
Identifiable intangible assets	1,550,768	1,611,187	1,824,432
Bank-owned life insurance	18,219,320	18,080,183	17,653,186
Prepaid expenses and other assets	7,443,786	8,470,887	8,272,379

Total assets	$1,039,424,339	$990,701,914	$940,107,755

Liabilities and Stockholders' Equity
Deposits:
Non-interest bearing demand	$204,575,610	$196,917,165	$164,244,311
Interest bearing demand	298,983,678	272,098,903	244,323,710
Savings	147,718,357	145,031,981	146,254,503
Large denomination certificates of deposit	135,765,040	122,819,510	119,229,985
Other time	132,823,471	133,732,804	144,614,799
Total deposits	919,866,156	870,600,363	818,667,308

Borrowed money	15,000,000	17,000,000	21,500,000
Junior subordinated debentures	10,310,000	10,310,000	10,310,000
Other liabilities	4,966,400	5,607,832	5,451,329
Total liabilities	950,142,556	903,518,195	855,928,637

Common stock, $.01 par value, 25,000,000 shares authorized;
9,500,266; 9,494,935; and 9,493,776 shares outstanding, respectively	95,003	94,949	94,938
Additional paid-in capital	36,042,028	36,018,743	35,957,524
Retained earnings	51,100,449	49,560,595	44,914,635
Accumulated other comprehensive income	2,044,303	1,509,432	3,212,021
Total stockholders' equity	89,281,783	87,183,719	84,179,118

Total liabilities and stockholders' equity	$1,039,424,339	$990,701,914	$940,107,755

First South Bancorp, Inc. and Subsidiary

Consolidated Statements of Operations

Three Months Ended March 31, 2017 and 2016

(Unaudited)

	Three Months Ended
	March 31,
	2017	2016

Interest income:
Interest and fees on loans	$8,213,288	$7,191,595
Interest on investments and deposits	1,390,679	1,480,252
Total interest income	9,603,967	8,671,847

Interest expense:
Interest on deposits	753,989	669,276
Interest on borrowings	61,959	73,086
Interest on junior subordinated notes	124,250	140,039
Total interest expense	940,198	882,401

Net interest income	8,663,769	7,789,446
Provision for credit losses	265,000	225,000
Net interest income after provision for credit losses	8,398,769	7,564,446

Non-interest income:
Deposit fees and service charges	1,856,220	1,907,407
Loan fees and charges	86,044	56,985
Mortgage loan servicing fees	321,838	234,001
Gain on sale and other fees on mortgage loans	473,562	413,861
Gain (loss) on sale of other real estate, net	81,651	(12,168)
Gain on sale of investment securities	0	283,514
Other income	478,787	692,285
Total non-interest income	3,298,102	3,575,885

Non-interest expense:
Compensation and fringe benefits	5,113,553	5,039,954
Federal deposit insurance premiums	147,374	161,609
Premises and equipment	1,398,550	1,373,809
Marketing	63,739	187,818
Data processing	793,368	796,487
Amortization of intangible assets	149,197	131,527
Other real estate owned expense	164,767	93,674
Other	1,216,002	1,321,048
Total non-interest expense	9,046,550	9,105,926

Income before income tax expense	2,650,321	2,034,405
Income tax expense	778,124	573,611

NET INCOME	$1,872,197	$1,460,794

Per share data:
Basic earnings per share	$0.20	$0.15
Diluted earnings per share	$0.20	$0.15
Dividends per share	$0.035	$0.025
Average basic shares outstanding	9,497,601	9,491,201
Average diluted shares outstanding	9,541,548	9,514,797

First South Bancorp, Inc.	Supplemental Financial Data (Unaudited)

	Quarter to Date
	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
	(dollars in thousands except per share data)
Consolidated balance sheet data:
Total assets	$1,039,424	$990,702	$985,795	$961,479	$940,108

Loans held for sale:	$2,507	$5,099	$7,313	$5,252	$2,490

Loans and leases held for investment (HFI):
Mortgage	$73,107	$74,905	$74,710	$73,100	$73,412
Commercial	558,578	535,047	518,265	510,678	482,779
Consumer	73,188	69,454	69,039	66,138	64,521
Leases	22,270	21,236	20,452	18,927	18,333
Total loans and leases HFI	727,143	700,642	682,466	668,843	639,045
Allowance for loan and lease losses	(8,941)	(8,673)	(8,498)	(8,338)	(8,135)
Net loans and leases HFI	$718,202	$691,969	$673,968	$660,505	$630,910

Cash & interest bearing deposits	$70,713	$46,176	$57,209	$40,734	$36,115
Investment securities	195,048	193,116	193,765	200,364	213,520
Bank-owned life insurance	18,219	18,080	17,937	17,795	17,653
Premises and equipment	11,572	11,292	11,609	11,671	12,144
Goodwill	4,219	4,219	4,219	4,219	4,219
Mortgage servicing rights	2,140	2,149	2,091	1,273	1,247
Identifiable intangible assets	1,551	1,611	1,682	1,753	1,824

Deposits:
Non-interest checking	$204,576	$196,917	$189,873	$177,281	$164,244
Interest checking	212,386	189,401	176,034	170,153	171,323
Money market	86,598	82,698	88,081	72,054	73,000
Savings	147,718	145,032	141,701	142,151	146,255
Certificates	268,588	256,552	264,142	263,823	263,845
Total deposits	$919,866	$870,600	$859,831	$825,462	$818,667

Borrowings	$15,000	$17,000	$20,000	$32,500	$21,500
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310
Stockholders' equity	89,282	87,184	88,294	87,327	84,179

Consolidated earnings summary:
Interest income	$9,604	$9,336	$9,210	$8,998	$8,672
Interest expense	940	920	911	898	882
Net interest income	8,664	8,416	8,299	8,100	7,790
Provision for credit losses	265	200	220	325	225
Noninterest income	3,298	3,372	3,691	3,548	3,576
Noninterest expense	9,047	8,819	8,929	9,046	9,106
Income before taxes	2,650	2,769	2,841	2,277	2,035
Income tax expense	778	775	947	665	574
Net income	$1,872	$1,994	$1,894	$1,612	$1,461

Per Share Data:
Basic earnings per share	$0.20	$0.21	$0.20	$0.17	$0.15
Diluted earnings per share	$0.20	$0.21	$0.20	$0.17	$0.15
Dividends per share	$0.035	$0.03	$0.03	$0.03	$0.025
Book value per share	$9.40	$9.18	$9.30	$9.20	$8.87

Shares outstanding	9,500,266	9,494,935	9,494,935	9,493,776	9,493,776
Average basic shares	9,497,601	9,494,935	9,494,861	9,493,776	9,491,201
Average diluted shares	9,541,548	9,529,753	9,525,302	9,519,565	9,514,797

Performance ratios (tax equivalent):
Yield on average earning assets	4.15%	4.07%	4.13%	4.17%	4.07%
Cost of interest bearing liabilities	0.52%	0.52%	0.52%	0.52%	0.52%
Net interest spread	3.62%	3.55%	3.61%	3.64%	3.55%
Net interest margin	3.74%	3.68%	3.73%	3.76%	3.66%
Average earning assets to total average assets	93.32%	92.92%	92.42%	92.38%	92.20%

Return on average assets (annualized)	0.75%	0.80%	0.78%	0.68%	0.63%
Return on average equity (annualized)	8.52%	8.94%	8.52%	7.55%	6.97%
Efficiency ratio	74.92%	74.16%	73.84%	77.59%	80.74%

Average assets	$1,014,310	$992,192	$968,729	$947,761	$938,702
Average earning assets	$946,578	$921,984	$895,290	$875,529	$865,463
Average equity	$89,143	$88,694	$88,481	$85,927	$84,265

Equity/Assets	8.59%	8.80%	8.96%	9.08%	8.95%

First South Bancorp, Inc.	Supplemental Financial Data (Unaudited)

	Quarter to Date
	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
	(dollars in thousands except per share data)
Asset quality data and ratios:
Nonaccrual loans and leases:
Non-TDR nonaccrual loans and leases
Earning	$576	$410	$569	$555	$945
Non-Earning	1,479	1,257	1,289	1,075	895
Total Non-TDR nonaccrual loans and leases	$2,055	$1,667	$1,858	$1,630	$1,840
TDR nonaccrual loans and leases
Current TDRs	$720	$422	$792	$706	$847
Past Due TDRs	0	962	248	250	154
Total TDR nonaccrual loans and leases	$720	$1,384	$1,040	$956	$1,001
Total nonaccrual loans and leases	$2,775	$3,051	$2,898	$2,586	$2,841
Loans and leases >90 days past due, still accruing	0	0	0	218	153
Other real estate owned	3,115	3,229	4,810	5,541	5,956
Total nonperforming assets	$5,890	$6,280	$7,708	$8,345	$8,950

Allowance for loan and lease losses to
loans and leases HFI	1.23%	1.24%	1.25%	1.25%	1.27%

Net charge-offs (recoveries)	$(3)	$25	$60	$122	$(44)
Net charge-offs (recoveries) to total loans and leases	0.00%	0.00%	0.01%	0.02%	-0.01%
Total nonaccrual loans and leases to total loans
and leases HFI	0.38%	0.44%	0.42%	0.39%	0.44%
Total nonperforming assets to total assets	0.57%	0.63%	0.78%	0.87%	0.95%
Total loans and leases to total deposits	79.32%	81.06%	80.22%	81.66%	78.36%
Total loans and leases to total assets	70.20%	71.24%	69.97%	70.11%	68.24%
Loans serviced for others	$368,617	$371,956	$370,606	$292,222	$293,548

Reconciliation of Non-GAAP Measures:
Pre-tax pre-provision operating earnings (non-GAAP):
Income before taxes (GAAP)	$2,650	$2,769	$2,841	$2,277	$2,035
Provision for credit losses	265	200	220	325	225
Pre-tax pre-provision net income	2,915	2,969	3,061	2,602	2,260
Securities (gains) losses, net	0	0	0	(184)	(284)
OREO valuations	119	140	0	103	7
OREO (gains) losses, (net)	(82)	(80)	(77)	14	12
Pre-tax pre-provision operating
earnings (non-GAAP)	$2,952	$3,029	$2,984	$2,535	$1,995

Total core non-interest income (non-GAAP):
Non-interest income (GAAP)	$3,298	$3,372	$3,691	$3,548	$3,576
Securities (gains) losses, net	0	0	0	(184)	(284)
OREO (gains) losses, (net)	(82)	(80)	(77)	14	12
Total core non-interest income (non-GAAP)	$3,216	$3,292	$3,614	$3,378	$3,304

Tangible equity (non-GAAP):
Total equity (GAAP)	$89,282	$87,184	$88,294	$87,327	$84,179
Intangible assets (a)	5,770	5,830	5,901	5,972	6,043
Tangible equity (non-GAAP)	$83,512	$81,354	$82,393	$81,355	$78,136
Tangible Equity/Assets (non-GAAP)	8.03%	8.21%	8.36%	8.46%	8.31%
Tangible book value per share (non-GAAP)	$8.79	$8.57	$8.68	$8.57	$8.23

Return on average tangible common equity (non-GAAP):
Net income (GAAP)	$1,872	$1,994	$1,894	$1,612	$1,461
Amortization of intangibles, net of tax	43	51	47	50	51
Tangible net income available to shareholders (non-GAAP)	$1,915	$2,045	$1,941	$1,662	$1,512

Average equity	89,143	88,694	88,481	85,927	84,265
Average intangible assets (a)	5,809	5,876	5,946	6,018	6,088
Average tangible common equity (non-GAAP)	$83,334	$82,818	$82,535	$79,909	$78,177
Return on average tangible common equity (non-GAAP)	9.32%	9.82%	9.36%	8.37%	7.78%

(a) Excludes mortgage servicing rights

Average Balances – Yield/Cost Analysis	Three Months Ended March 31,
	2017			2016
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Interest earning assets:	(Dollars in thousands)
Loans receivable	$708,822	$8,213	4.64%	$621,345	$7,192	4.59%
Investments and deposits	237,756	1,391	2.67 (1)	244,118	1,480	2.73 (1)
Total earning assets	946,578	9,604	4.15 (1)	865,463	8,672	4.07 (1)
Nonearning assets	67,732			73,239
Total assets	$1,014,310			$938,702

Interest bearing liabilities:
Deposits	$691,992	754	0.44	$641,460	669	0.42
Borrowings	22,161	62	1.12	33,313	73	0.87
Junior subordinated debentures	10,310	124	4.82	10,310	140	5.37
Total interest bearing liabilities	724,463	940	0.52	685,083	882	0.52
Noninterest bearing demand deposits	195,183	-	-	163,269	-	-
Total sources of funds	919,646	940	0.41	848,352	882	0.42
Other liabilities	5,521			6,085
Stockholders’ equity	89,143			84,265
Total liabilities and equity	$1,014,310			$938,702

Net interest income		$8,664			$7,790

Interest rate spread (1)(2)			3.62%			3.55%
Net interest margin (1)(3)			3.74%			3.66%
Ratio of earning assets to interest bearing liabilities			130.66%			126.33%

(1)	Shown as a tax-adjusted yield.
(2)	Represents the difference between the average yield on earning assets and the average cost of funds.
(3)	Represents net interest income divided by average earning assets.